OUTSOURCING SOLUTIONS INC.

                                    DIRECTOR

                        STOCK OPTION AWARD AGREEMENT [D]


               This Agreement (this "Agreement"), dated as of , 199x (the "Agreement Date"), is made between Outsourcing Solutions Inc. (the "Company") and _________ (the "Optionee"). All capitalized terms that are not defined herein shall have the meaning as defined in the Outsourcing Solutions Inc. 1995 Stock Option and Stock Award Plan, as amended (the "Plan").


                              W I T N E S S E T H :


               1. Grant of Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of xxxxx shares of the $0.01 par value common stock of the Company (the "Common Stock") at a per share purchase price equal to $25.00 (the "Option"), such Option to be exercisable as hereinafter provided. The Option shall not be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

               2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

               (a)Expiration Date. The Option shall expire ten (10) years after the Agreement Date.


               (b)Exercise of Option.

               (i)(1) Subject to the other terms of this Agreement and the Plan, the Option may be exercised on or after the dates indicated below as to that percentage of the total shares of Common Stock covered by the Option set forth opposite each such date, plus any shares of Common Stock as to which the Option could have been exercised previously, but was not so exercised:

         Agreement Date and applicable
         anniversary of Agreement Date                              Percentage
               Agreement Date                                           28%
               One-year anniversary                                     24%
               Two-year anniversary                                     24%
               Three-year anniversary                                   24%

               (ii)(2)Notwithstanding the foregoing provisions of Section 2(b)(i)(1) hereof, but otherwise subject to the other terms of this Agreement and the Plan, immediately prior to a "Sale of the Business," as defined in and contemplated by Section 2.4 of the Stockholders Agreement, dated as of September 21, 1995, as amended and restated on January 10, 1996 and February 16, 1996, and as may be further amended from time to time, by and among OSI Holdings Corp., the MDC Entities, APT, the Management Stockholders and the Non-Management Stockholders (all as defined therein) (the "Stockholders Agreement"), the Option shall become fully exercisable with respect to the total shares of Common Stock subject to the Option for which the Option was not previously exercised.

               (iii) The Option shall terminate upon the termination, for any reason, of the Optionee's directorship with the Company, and no shares of Common Stock may thereafter be purchased under the Option, except, subject to expiration of the Option pursuant to Section 2(a) hereof, as follows:

               (1) Upon retirement of the Optionee as a director of the Company after five (5) years of service, the Option shall, to the extent exercisable in accordance with Section 2(b)(i) hereof on the date of such retirement, remain exercisable, in whole or in part, for a period of three (3) years following such retirement.

               (2) Upon termination of service as a director of the Company by reason of death, the Option shall, to the extent exercisable in accordance with Section 2(b)(i) hereof as of the date of such death, remain exercisable, in whole or in part, for a period of two (2) years after the date of the Optionee's death, by his heir, the legal representative of his estate or by the legatee of the Optionee under his last will.

               (3) Upon termination of service as a director of the Company by reason of disability (as defined in the last sentence of this Section 2(b)(iii)(3)) the Option shall, to the extent exercisable in accordance with Section 2(b)(i) hereof as of the date of such termination, remain exercisable, in whole or in part, for a period of one (1) year after such termination. For purposes of this Agreement, "disability" shall mean an inability (as determined by the other members of the Board) to perform duties and services as a director of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than eight (8) months.

               (4) If the Optionee dies after termination of service as a director of the Company under paragraph (1) or (3) of this Section 2(b)(iii) above during the three or one year period specified, respectively, in such paragraphs, the Option shall, to the extent exercisable in accordance with such applicable paragraph (1) or (3) as of the date of the Optionee's death, remain exercisable, in whole or in part, for a period of two (2) years after the date of his death, by the Optionee's heir, the legal representative of his estate or by the legatee of the Optionee under his last will.

               (iv) Any exercise of all or any part of the Option shall be accompanied by a written notice to the Company specifying the number of shares of Common Stock as to which the Option is being exercised. Upon the valid exercise of all or any part of the Option, a certificate (or certificates) for the number of shares of Common Stock with respect to which the Option is exercised shall be issued in the name of the Optionee or other person entitled to exercise the Option, subject to the other terms and conditions of this Agreement and the Plan. Notation of any partial exercise shall be made by the Company on Schedule 1 attached hereto.

               (c) Consideration. At the time of any exercise of the Option, the purchase price of the shares of Common Stock as to which the Option shall be exercised shall be paid to the Company:

               (i) in United States dollars by personal check, bank draft or money order, or

               (ii) if permitted by applicable law, by tendering to the Company Common Stock, duly endorsed for transfer to the Company, already owned for at least six (6) months prior to the tender thereof by the person exercising the Option, which may include shares received as the result of a prior exercise of an Option, having a Fair Market Value on the date of such exercise of the Option equal to the cash exercise price applicable to such shares of Common Stock, or

               (iii) by a combination of the consideration provided for in the foregoing clauses (i) and (ii) above having a total Fair Market Value on the date of such exercise of the Option equal to the purchase price of such shares of Common Stock.

               (d) Nontransferability. The Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by him.

               (e) Withholding Taxes. At the time of receipt of Common Stock upon the exercise of all or any part of the Option, the Optionee shall be required to pay to the Company in cash any taxes of any kind required by law to be withheld with respect to such Common Stock. In no event shall Common Stock be delivered to any person exercising the Option until such person has paid to the Company in cash, or made arrangements satisfactory to the Company regarding the payment of, the amount of any taxes of any kind required by law to be withheld with respect to the Common Stock subject to the Option, and the Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

               (f) No Rights as Shareholder. Neither the Optionee nor any other person shall become the beneficial owner of the shares of Common Stock subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until the Optionee has exercised the Option in accordance with the provisions hereof and of the Plan.

               (g) No Right to Continued Directorship. The Option shall not confer upon the Optionee any right to be retained in the service of the Company as a director or otherwise.


               (h) Inconsistency with Plan. Notwithstanding any provision herein to the contrary, the Option provides the Optionee with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision contained herein is inconsistent with the Plan, the Plan shall govern.

               (i) Compliance with Laws, Regulations, Stockholders Agreement, Etc. The Option and the obligation of the Company to sell and deliver shares of Common Stock hereunder shall be subject in all respects to (A) all applicable Federal and state laws, rules and regulations, (B) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its sole discretion, determine to be necessary or applicable and (C) the applicable terms of the Stockholders Agreement in all respects. Moreover, the Option may not be exercised if its exercise, or the receipt of shares of Common Stock pursuant thereto, would be contrary to applicable law.

               3. Investment Representation. If at the time of exercise of all or part of the Option the Common Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, the Optionee shall execute, prior to the issuance of any shares of Common Stock to the Optionee by the Company, an agreement (in such form as the Committee may specify) in which the Optionee represents and warrants that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to either
(i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

               4. Disposition of Common Stock. Any shares of Common Stock received by the Optionee upon exercise of the Option (or any interest or right in such shares) cannot be sold, assigned, pledged or transferred in any manner except as permitted by the Stockholders Agreement.

               5. Optionee Bound by Plan and Stockholders Agreement. The Optionee hereby acknowledges receipt of a copy of the Plan and the Stockholders Agreement and agrees to be bound by all of the terms and provisions thereof and the terms and provisions adopted after the granting of the Option but prior to the complete exercise hereof, subject to the last paragraph of Section 16 of the Plan as in effect on the date hereof.

               6. Notices. Any notice hereunder to the Company shall be addressed to it at 390 South Woods Mill Road, Suite 150, Chesterfield, Missouri 63017, Attention: Chief Financial Officer, and any notice hereunder to the Optionee shall be addressed to him at Commonwealth Holdings, Inc., 444 Madison Avenue, Suite 703, New York, New York 10022, subject to the right of either party to designate at any time hereafter in writing some other address.

               7. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed entirely within said state.

               8. Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

               9. Modification. This Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.

               10. Counterparts. This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.


               IN WITNESS WHEREOF, Outsourcing Solutions Inc. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both on the day and year first above written.


                                            OUTSOURCING SOLUTIONS INC.




                                            By
                                              ---------------------------------
                                              Name:
                                     Title:






_______________________________(L.S.)
Optionee

                                                                      SCHEDULE 1


NOTATIONS AS TO PARTIAL EXERCISE


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                    Number of       Balance of
    Date of         Purchased        Shares on     Authorized        Notation
    Exercise         Shares           Option        Signature          Date
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